UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 26, 2006
Asyst Technologies, Inc.
(Exact Name of Registrant, as Specified in Charter)

California	000-22430	94-2942251
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

46897 Bayside Parkway, Fremont, California (Address of Principal Executive Offices)		94538 (Zip Code)
Registrant’s telephone number, including area code: (510) 661-5000
Not applicable
(Former Name or Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.
     On May 26, 2006, as reported in our press release issued on May 30, 2006 and included as Exhibit 99.1 to this report, Robert J. Nikl, Senior Vice President, Finance and Chief Financial Officer, notified us that he is leaving the company as of June 19, 2006. Mr. Nikl intends to remain an employee of the company through that date in order to assist completion of certain projects. His existing employment agreement, included as an exhibit to our Form 8-K filed on September 24, 2004, and his change-in-control agreement, included as an exhibit to our Form 10-K filed June 29, 2005, are deemed terminated in conjunction with his employment.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Information in Item 1.02 concerning the departure of our Senior Vice President, Finance and Chief Financial Officer is incorporated by reference in this Item 5.02.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired. Not applicable.
(b) Pro Forma Financial Information. Not applicable.
(c) Exhibits:

Exhibit
Number	Description
99.1	Press Release titled “Asyst CFO Robert Nikl Leaving to Join Verigy Pte Ltd.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASYST TECHNOLOGIES, INC.

Date: June 2, 2006	By:	/s/ Robert Dobbin

Robert Dobbin
Asst. Secretary

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release titled “Asyst CFO Robert Nikl Leaving to Join Verigy Pte Ltd.”

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